Exhibit 99

Authorization to Sign SEC Form 4

November 1, 2002

United States Securities and Exchange Commission

Attn: Filing Desk

450 Fifth Street, NW

Washington, D.C.  20549

To whom it may concern:

The undersigned, Thomas R. Sandler, authorizes and designates Janet C. Egan and Douglas Sundby to file an SEC Form 4 on his behalf with respect to the securities of Samsonite Corporation.

The duration of this authorization shall be from November 1, 2002 through and including October 31, 2005.

/s/ Thomas R. Sandler
Thomas R. Sandler